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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the accompanying registration statement (Form S-3) and related prospectus of Simon Property Group, Inc. for the registration of 4,504,704 shares of its common stock and to the incorporation by reference therein of our reports dated February 5, 2004, with respect to the consolidated financial statements of Simon Property Group, Inc. as of December 31, 2003 and 2002 and for each of the two years then ended incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana April 6, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS